UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-588-7165

Item 7. Financial	Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith.

Exhibit No. 99.1 Press release.

Item 9. Regulation	FD Disclosure.

SunTrust Banks, Inc. (the “Company”) will issue the press release furnished as Exhibit 99.1 hereto announcing that (i) J.Hicks Lanier has joined the Company’s Board of Directors, (ii) certain functions of the Company’s Compensation and Corporate Governance Committee have been designated to a newly established Governance and Nominating Committee, and (iii) the existing Compensation and Corporate Governance Committee has been renamed the Compensation Committee.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 12, 2003	SUNTRUST BANKS, INC.
By: /s/ Raymond D. Fortin
Raymond D. Fortin
Senior Vice President

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